Exhibit 5.2
October 14, 2009
Hall, Estill, Harwick, Gable,
    Golden & Nelson, P.C.
320 South Boston Avenue, Suite 200
Tulsa, Oklahoma 74103
Ladies and Gentlemen:
We have acted as special Delaware counsel to Syntroleum Corporation, a Delaware corporation (the “Company”), in connection with a prospectus supplement, dated October 14, 2009 (the “Prospectus Supplement”), relating to the Company’s Registration Statement on Form S-3 (File No. 333-157879) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) an initial offering of (a) 1,513,833 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) a warrant representing rights to purchase 1,892,291 shares of the Common Stock, and (c) 1,892,291 shares of the Common Stock issuable upon exercise of the Warrant; and (ii) two subsequent offerings of (a) up to an additional 3,027,665 shares of Common Stock (the “Subsequent Closing Common Stock”), (b) warrants representing rights to purchase up to 125% of the Subsequent Closing Common Stock purchased (the “Subsequent Closing Warrants”) and (c) the shares of common Stock issuable upon exercise of the Subsequent Closing Warrants. In this connection, you have requested our opinion as to certain matters of Delaware law.
For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:
(i) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 23, 1999, as amended by the Amended and Restated Certificate of Designations of Series A Junior Participating Preferred Stock of the Company as filed the with the Secretary of State on October 28, 2004 (collectively, the “Certificate of Incorporation”);
(ii) the Bylaws of the Company as adopted on May 7, 1999, as amended by the Amendment to Bylaws as adopted on January 23, 2006 and the Amendment to Bylaws as adopted on April 22, 2008 (collectively, the “Bylaws”);
(iii) the Prospectus Supplement;

Hall, Estill, Harwick, Gable,
    Golden & Nelson, P.C.
October 14, 2009

(iv) the Securities Purchase Agreement dated October 14, 2009 between the Company and Fletcher International, Ltd. (the “Purchase Agreement”);
(v) a form of the Common Stock Purchase Warrant (the “Warrant”);
(vi) a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company; and
(vii) a certificate of an officer of the Company, dated October 14, 2009, as to certain matters.
The Purchase Agreement, the Warrant and the Subsequent Closing Warrants are sometimes collectively referred to as the “Financing Documents.”
With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of the officers and other persons and entities signing any of the documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) that the copies of the documents furnished for our review conform to the originals thereof; and (d) that the copies of the documents submitted to us for our review have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.
In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have, with your consent, assumed the following matters:
(1) that the Certificate of Incorporation and the Bylaws constitute the certificate of incorporation and bylaws, respectively, of the Company as currently in effect;
(2) that each of the Warrant and the Subsequent Closing Warrants conforms in all material respects to the form of the Warrant furnished for our review;
(3) that each of the Financing Documents has been duly authorized, executed and delivered by each of the parties thereto;

Hall, Estill, Harwick, Gable,
    Golden & Nelson, P.C.
October 14, 2009

(4) that the Company has received or will receive, immediately prior to the time of issuance of the Warrant and the Subsequent Closing Warrants, as applicable, the entire amount of the consideration contemplated by (i) the Purchase Agreement, and (ii) the resolutions of the Board of Directors of the Company (the “Board”) (a) authorizing the issuance of the Warrant and the Subsequent Closing Warrants and (b) approving the Purchase Agreement, the Warrant and the Subsequent Closing Warrants;
(5) that at no time will the exercise price for the Warrant or the Subsequent Closing Warrants be less than the aggregate par value of such shares of Common Stock issued pursuant to the Warrant or the Subsequent Warrant, as applicable;
(6) that each of the Warrant and the Subsequent Warrant was issued in accordance with the terms of the Purchase Agreement;
(7) that the Purchase Agreement is a legal, valid and binding obligation of the parties thereto, and is enforceable in accordance with its terms, under the laws of the State of New York, by which it is expressed to be governed;
(8) that each of the parties to the Financing Documents that is not a natural person is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization;
(9) that each of the parties has the corporate power and authority to execute and deliver the Financing Documents to which it is a party and to perform its obligations thereunder;
(10) that each of the parties has duly executed and delivered the Financing Documents to which it is a party in accordance with the laws of the jurisdiction in which it is organized;
(11) that Fletcher International, Ltd. is not an “Interested Stockholder” of the Company for purposes of Article VIII of the Certificate of Incorporation;
(12) that the transfer restrictions imposed by the Financing Documents will be conspicuously noted on the writing representing each of the Warrant and the Subsequent Closing Warrants, and that such transfer restrictions bear a reasonably necessary relation to the best interests of the Company and are reasonably designed to implement lawful purposes; and
(13) that at the time each of the Warrant and Subsequent Closing Warrants is presented to the Company for conversion into shares of Common Stock, the Company will have sufficient authorized shares of Common Stock that have not been issued, subscribed for, or otherwise committed to be issued (other than upon exchange of the Warrant and Subsequent Closing Warrants) to permit such Warrant or Subsequent Closing Warrants to be converted in full.

Hall, Estill, Harwick, Gable,
    Golden & Nelson, P.C.
October 14, 2009

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinion as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that:
(1) Each of the Warrant and the Subsequent Closing Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
(2) The shares of Common Stock issuable upon the exercise of the Warrant and the Subsequent Closing Warrants have been duly and validly authorized for issuance and, when and if issued upon such exercise in accordance with terms of the Warrant and the Subsequent Closing Warrants, respectively, will be validly issued, fully paid and nonassessable.
A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 7301 et seq., or any rules or regulations promulgated thereunder.
B. Our opinion above is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the discretion of the court before which any proceeding in respect of any of the Financing Documents or the transactions contemplated thereby may be brought.
The foregoing opinion is rendered for your benefit in connection with the matters addressed herein. In addition, we understand that you will rely on this opinion in rendering your opinion as counsel to the Company in connection with the matters referenced herein and we consent to your reliance on our opinion in that connection. Except as stated in the preceding sentence, this opinion letter may not be furnished or quoted to, nor may the foregoing opinion be relied upon by, any other person or entity for any purpose without our prior written consent.
Very truly yours,
/s/ Richards, Layton & Finger, P.A.
CSB/MRW